SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: May 6, 2008

Yadkin Valley Financial Corporation

North Carolina	56-0905827
(State of incorporation)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)
Issuer’s telephone number: (336) 526-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure
Yadkin Valley Financial Corporation (Nasdaq: YAVY — news) presents information to investors at the Howe Barnes Hoefer & Arnett conference, being held at Kiawah Island, South Carolina on May 7, 2008. Edwin Laws, Vice President and Chief Financial Officer, and Steve Robinson, Executive Vice President, will present at the conference in one on one investor meetings on Wednesday, May 7, 2008. The Company’s Power Point slide presentation will also be available on the Bank’s website by 11:00 am on Wednesday, May 7, 2008.
Yadkin Valley Bank and Trust Company, a community bank headquartered in Elkin, North Carolina, serves customers from twenty-four full-service banking offices located in the piedmont, foothills and northwest mountains of North Carolina. Offices are located in Jefferson and West Jefferson (Ashe County), Elkin (Surry County), North Wilkesboro and Wilkesboro (Wilkes County), East Bend, Jonesville and Yadkinville (Yadkin County), and Pfafftown (Forsyth County) . The offices in Mooresville and Statesville (Iredell County), Cornelius and Huntersville (Mecklenburg County) are operated under the assumed name “Piedmont Bank.” Offices in Boone (Watauga County) and Linville (Avery County) are operated under the assumed name “High Country Bank.” On April 16, 2007, the Bank opened a loan production office in Wilmington, North Carolina under the Yadkin Valley Bank name. Sidus Financial, LLC, as subsidiary of the Bank, provides mortgage lending services to customers in North Carolina, South Carolina, Virginia, Alabama, Arkansas, Delaware, Florida, Georgia, Kentucky, Louisiana, Maine, Maryland, Mississippi, New Hampshire, Pennsylvania, Tennessee and West Virginia.

Item 9.01	(d)
     Exhibits
     99.2 Slide Presentation
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Yadkin Valley Financial Corporation

/s/Edwin E. Laws
By:

Edwin E. Laws
Vice President and Chief Financial Officer

Date: May 6, 2008